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                                                                    EXHIBIT 3.19

                            WILLIAM UNDERWOOD COMPANY

                              DECLARATION OF TRUST

                             DATED JANUARY 1ST, 1915

                FILED WITH THE OLD COLONY TRUST COMPANY OF BOSTON

                        [CONFORMED TO SHOW ALL AMENDMENTS
                              THROUGH MAY 9, 2002]

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                                      INDEX

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                                                                                    PAGE
Preamble
Art.        I.   Business Name of Trustees............................................1
Art.       II.   Purposes of Trust....................................................1
Art.      III.   General Powers of Trustees...........................................2
Art.       IV.   Specific Powers of Trustees..........................................2
Art.        V.   Exemption from Personal Liability....................................3
Art.       VI.   Organization and Meetings of Trustees................................4
Art.      VII.   Shareholders' Rights and Limitations Thereof.........................6
Art.     VIII.   Declaration of Dividends.............................................7
Art.       IX.   Number of Shares.....................................................7
Art.        X.   Certificates of Shares...............................................8
Art.       XI.   Fiscal Year..........................................................9
Art.      XII.   Meetings of Shareholders.............................................9
Art.     XIII.   Notice of Shareholders' Meetings....................................10
Art.      XIV.   Change or Vacancy in Office of all Trustees.........................10
Art.       XV.   Provision for Exemption of Trustees for Errors of Judgment..........11
Art.      XVI.   Duration of Trust...................................................11
Art.     XVII.   Filing of Declaration...............................................11
Art.    XVIII.   Amendments of Trust.................................................11
Art.      XIX.   Merger Consolidation................................................12
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     AGREEMENT AND DECLARATION OF TRUST, Dated January 1st 1915, by and between
HENRY O. UNDERWOOD, WILLIAM LYMAN UNDERWOOD, LORING UNDERWOOD, JAMES J. STORROW,
FRANCIS D. CLEVELAND, HERBERT L. HARDING and FRANCIS A. HARDING, all having a usual place of business in Boston, Massachusetts, hereinafter called the
"Trustees";

     WHEREAS, the Trustees propose to acquire from the WILLIAM UNDERWOOD COMPANY (as Massachusetts corporation) all the property and assets of said corporation, including its business, trade-marks and good-will; and

     WHEREAS, the said property, together with any other property now or hereafter acquired by the Trustee, is to be held, used managed and disposed of upon the trusts and in the manner hereinafter stated;

     NOW, THEREFORE, the Trustees hereby declare that they will hold the property, business and rights which may be acquired by them from the William Underwood Company, and all other property which they may hereafter acquire as such Trustees, together with the proceeds thereof, in trust, for the account and benefit of the holders from time to time of the certificates of beneficial interest to be issued hereunder, and to manage, administer and dispose of the same upon the trusts and subject to the terms and conditions hereinafter stated, namely:--

                                   ARTICLE I.
                           BUSINESS NAME OF TRUSTEES.

     The Trustees, in their collective capacity, shall be designated, so far as is convenient and practicable as "William Underwood Company," and under that name shall conduct, so far as practicable, all their business and sign all instruments in writing.

                                  ARTICLE II.
                               PURPOSE OF TRUST.

     The Trustees may use and employ the trust property and assets:--

     1. In collecting, raising, preparing, manufacturing, packing, carrying, buying, selling and dealing in food products, and in any other business that may be desirable or advantageous in connection therewith, including the manufacture of cans, packages and containers of all sorts, the catching of fish and shell-fish, the raising of animals and carrying on agriculture.

     2. In establishing and carrying on manufacturing establishments and stores to carry out any of the foregoing programs, and in acquiring, managing and operating fish weirs, fish traps, boats and vessels of any and all kinds for any purpose.

     3. In the purchase, sale, renting or leasing of real estate or any interest therein, and in the construction, management, maintenance and leasing of buildings of any kind.

     4. In carrying on a general manufacturing business, and in any and all things desirable or advantageous in connection therewith.

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     5.  In carrying on the general business of merchants, and manufacturing, buying, selling and dealing in commodities and merchandise of any and all kinds, and in any and all things desirable or advantageous in connection therewith.

     6. In acquiring, buying, selling and dealing in patents, processes, trade-marks and trade-names desirable or advantageous in connection with any of the foregoing purposes.

     7. In acquiring, buying, selling and dealing in stocks, shares and securities of corporations or other organizations and interests in partnerships or associations or other forms of business, which may be desirable or advantageous in connection with any of the foregoing purposes.

     Any or all of the foregoing powers may be carried on by the Trustees either directly or through corporations or other organizations in which the Trustees own or acquire a controlling or lesser interest.

                                  ARTICLE III.
                           GENERAL POWERS OF TRUSTEES.

     The Trustees shall hold the legal title to all property at any time belonging to this trust or acquired by them as trustees hereunder, and, subject to the provisions of this Declaration of Trust, shall have the absolute control, management and disposition thereof and of all the business of the trust with all the rights and powers of absolute owners of said property and business, subject, however, to the rights of the beneficiaries hereunder. The naming of any specific duties and powers hereinafter contained shall not be construed as limiting the general powers hereinbefore or hereinafter conferred upon the trustees.

                                   ARTICLE IV.
                          SPECIFIC POWERS OF TRUSTEES.

     To enable the Trustees fully to execute this trust, they are hereby empowered, without limitation, however, of the general powers hereinbefore granted.--

     1. To carry on any business above described, according to their discretion, and to employ therein such officers, agents or agencies as they may deem expedient.

     2. To pay all taxes, assessments and expenses of any business carried on or acquired by them or in connection with any of the trust property.

     3. To buy any property, real or personal, including shares or obligations based hereunder or in any corporation or association, and any rights, franchises, privileges or securities which the conduct of any business above described may in their judgment require, or which may in their judgment tend to promote its successful promotion or the interest of the shareholders, and to hold, administer and use the trust property or any part thereof at their discretion.

     4. To borrow money for any business above described or for the purchase of any property and to give notes, make contracts of guaranty or suretyship, or enter into other obligations therefor, and to pledge or mortgage the property of the trust or any part thereof

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(except as hereinafter provided) to secure such notes or obligations or any contract entered into in the course of the execution of this trust; provided, however, that all notes or obligations given for money borrowed shall bear the written approval of at least one Trustee in addition to the signature of the Treasurer or other authorized officer.

     5. To invest and loan any moneys which may come into their hands, and which, in their judgment, are not needed in the immediate conduct of any business in which they are engaged, in any manner which may seem to them prudent and expedient.

     6. To exercise exclusive control and management of the trust property; to vote in person or by proxy upon all shares of stock belonging to the trust and to collect and receipt for any dividends thereon, provided, however, that shares issued hereunder and purchased by the Trustees for the account of the trust shall not, so long as they belong to the trust, either receive dividends or be voted at any meeting of shareholders; to contract with any corporation or association, or firm or individual, whether or not controlled by them, to begin and defend legal proceedings, employ counsel, and compromise, settle or arbitrate claims; and generally to do all acts and things necessary and proper for the complete execution of the trust and the protection of the interests of shareholders therein, including the power to form a corporation or corporations, or association or associations, under the laws of Massachusetts, or any other state or country, for the purpose of transferring the trust property or any part thereof thereto or for any purposes which the Trustees may deem to be of benefit to the shareholders; to convey the trust property, or any part thereof, to such corporation or corporations, or association or associations, and to lease, pledge, mortgage or sell the trust property, or any portion thereof, free from any trust, for such consideration as the Trustees may deem best; provided only that in the case of a sale of real estate the Trustees shall by a vote of two-thirds in number have approved the consideration therefor and have determined that the real estate to be sold is not needed for the business of the trust.

     7. To make any and all sales or transfers of any interest in the property of the trust, so that no purchaser shall be bound to see to the application of the purchase money or other consideration.

     8. As far as strangers to the trust are concerned, to bind the Trustees, shareholders and all persons interested in the trust by a resolution of the Trustees, certified as such by their Treasurer or Secretary, to the extent that such resolution so certified, and authorizing a particular act to be done, shall be conclusive evidence that such act is within the powers of the Trustees and duly authorized by them.

     9. All of the foregoing powers and any hereinafter stated may be exercised in any part of the United States, be dependencies or territories, or in any foreign country.

                                   ARTICLE V.
                       EXEMPTION FROM PERSONAL LIABILITY.

     The Trustees shall have no power to bind the shareholders personally by any contract, express or implied, or by any act, neglect or default. The shareholders shall not be personally liable on any contract made or for any act, neglect or default done, committed or omitted in the

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course of the business done under the terms hereof, and any party to any contract made or person injured by any act, neglect or default done, committed or omitted in the course of the business carried on under the terms hereof shall have recourse for satisfaction, payment or indemnity solely to the trust estate and shall have no right whatsoever against the shareholders personally. The trustees shall be subject to all the legal responsibility necessarily following from the business done under the terms hereof, but the Trustees shall not be personally liable for any contract or for any act, neglect or default done, committed or omitted in the course of the business done under the terms hereof, and any party to any contract made or any person injured by any act, neglect or default done, committed or omitted in the course of the business carried on under the terms hereof shall have recourse for satisfaction, payment or indemnity solely to the trust estate, and shall have no right whatsoever against the Trustees personally, except in so far as the law may require such personal liability and forbid the limitation thereof, and then only to the extent that the law absolutely requires such personal liability and absolutely forbids its limitation. And if any judgment is recovered against and paid by the Trustees or any of them, or any claim is made against them or any of them and paid or compromised on account of any contract made by them as Trustees or on account of any act, neglect or default done, committed or omitted, in the course of the business carried on under the terms of this indenture, the Trustees shall be entitled to exoneration, indemnity and reimbursement from the trust estate. Notes, bonds, obligations or contracts made or given by the Trustees shall, when practicable, by explicit reference to this Declaration of Trust, give notice of the limitations upon the powers of the Trustees contained in this paragraph of this Declaration of trust and of the exemption from personal liability of both Trustees and shareholders, and shall contain an express declaration that no recourse shall be had in any event to any trustee or shareholder.

                                   ARTICLE VI.
                     ORGANIZATION AND MEETINGS OF TRUSTEES.

     1. The Permanent Trustees who shall hold office as provided in section 2 of this Article VI shall always be seven in number and such Permanent Trustees shall have and may exercise all the powers of the Trustees granted herein. In addition, the Permanent Trustees may elect to serve for a term to last until the next Annual Meeting of Trustees one or more but not more than three Trustees who, upon election and during term of office shall have and may exercise the same powers as the Permanent Trustees. The words "Trustee" and "Trustees" shall be taken in this Declaration of Trust to refer to the Trustee or Trustees then serving, whether Permanent or serving under annual election as above provided.

     The Trustees may elect from time to time one or more Honorary Trustees. To be eligible for election to the office of Honorary Trustee a person must have served for ten years or more as a Trustee. An Honorary Trustee shall be entitled to attend all meetings of the Trustees and of the Shareholders but shall not have the right to vote at meetings of the Trustees and shall receive such compensation and serve for such terms as may be determined by the Trustees as set forth in the Trustees' By-Laws. For the purpose of this Declaration of Trust an Honorary Trustee shall not be deemed a "Trustee" under Articles I, II, III and IV hereof.

     2. The Trustees named herein, namely, Henry O. Underwood, William Lyman Underwood, Loring Underwood, James J. Storrow, Francis D. Cleveland, Herbert L. Harding

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and Francis A. Harding, shall hold office until their death, resignation or removal, as hereinafter provided.

     3. Any Trustee may resign by written notice delivered or mailed to the Secretary or President of the Trustees, and such resignation shall take effect immediately, or if specified therein, at a later date.

     4.  Any Trustee may be removed, as hereinafter provided in Article VII.

     5. A majority of the Trustees shall constitute a quorum, and any action taken at a meeting at which a quorum is present, which meeting has been duly called in such manner as may have been previously prescribed by the Trustees, shall be operative and effective as the act of all the Trustees. The consent in writing of any Trustee to any vote or action shall have the same effect as if he were personally present at a meeting at which such act was authorized or such vote passed. In addition, the Trustees or any committee thereof may act on all matters without meeting by resolution signed by all the Trustees or committee members entitled to vote at a meeting and such resolution when so signed shall have the same force and effect as a vote duly passed at a meeting of the Trustees or the applicable committee.

     6.  The Trustees may adopt and use a common seal.

     7. The Trustees annually shall elect from among their number a President, and from among their number, or otherwise, a Treasurer, Secretary, and in their discretion, Vice-Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers or agents as they may deem advisable, and may act in any manner by and through any such officers and agents. One or more offices may be held by the same person.

     8. Any officer or agent elected or appointed by the Trustees may be removed by vote of the majority of the Trustees or by a resolution signed by a majority thereof.

     9. The Trustees may appoint from their own number an Executive Committee and such other Committees as they may determine, to whom they may delegate such of their powers as they think proper.

     10. The Trustees may fill any vacancies which occur for any reason in any office, including that of Trustee. If any vacancy occurs in the office of Trustee, the Trustees shall forthwith fill the same. A certificate of the Treasurer or Secretary of the removal, resignation or appointment of any officer or Trustee shall be conclusive evidence thereof.

     11. Instruments transferring or conveying real or personal property of the trust may be executed in the name of William Underwood Company by such officers or agents as the Trustees may designate or appoint by their By-Laws, or by specific vote, and such instruments shall have the same effect as if signed by all the Trustees. Each of the Trustees hereby grants to such persons as may from time to time be the President or Vice-President and Treasurer or Assistant Treasurer, power of attorney, for them and each of them, and in their name to sign, seal and deliver any and all such instruments relating to the business of the trust or the trust property, or the transfer and conveyance thereof, as have been duly authorized by a majority of the Trustees.

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     12. The Trustees may adopt from time to time and amend or repeal, By-Laws not inconsistent herewith for the "conduct of their business, and any such By-Laws or any regulations adopted at any meeting may define the duties of their officers, agents, servants or representatives, provided, however, that a By-Law may be repealed or amended only at a meeting, the notice of which specifies that the matter of such repeal or amendment is to be acted upon.

     13. Until all the original Trustees named in this Declaration of trust shall have become parties hereto, such of said original Trustees as shall have signed this Declaration of Trust shall have and exercise all the powers of all the Trustees hereunder and such action as they may take shall be as effectual as if all the original Trustees named herein had become parties hereto.

     14. A certificate of the Treasurer or Secretary of the Trustees as to any by-law, vote, resolution, act or appointment of the Trustees shall, as far as strangers to the trust are concerned, be conclusive evidence of the facts stated in such certificate.

     15. The Trustees shall not be partners with each other or with the shareholders, nor shall they have the rights or liabilities of such partners.

                                  ARTICLE VII.
                  SHAREHOLDERS' RIGHTS AND LIMITATIONS THEREOF.

     1. The rights of the shareholders hereunder shall be solely those of beneficiaries in the property held in trust hereunder by the Trustees, and they shall have only the rights conferred in accordance with the terms hereof and by the certificates of beneficial interest issued hereunder. The shareholders shall not be partners with each other or with the Trustees and shall have none of the rights or liabilities of partners and shall have no right to call for any partition of property rights or interest, nor shall they have any of the rights of partners as to the control or the administration of the trust property by the Trustees. In order that the administration of the trust property may be conducted by Trustees reasonably satisfactory to the beneficiaries, the holders of two-thirds in interest of the shares issued hereunder and entitled to vote may, at a meeting duly called and held so hereinafter provided, request the resignation of any Trustee, and upon being notified of such request any Trustee shall and hereby agrees to resign forthwith.

     2. Shares shall be personal property giving only the rights in the certificates thereof and in this instrument specifically set forth. The death of a shareholder during the continuance of this trust shall not terminate the trust or give his or her legal representatives a right to an account or to take any action in the courts or otherwise against other shareholders or the Trustees, but shall simply entitle the legal representatives of the deceased to demand and receive a new certificate of shares in place of the certificate held by the deceased, upon the acceptance of which such legal representatives shall succeed to all the rights and be subject to all the restrictions of the deceased under this trust.

     3. No shareholder shall sell, assign, or transfer any or all of his shares without first offering such shares in writing to the trustees. If within ten days from the receipt of such offer the Trustees do not notify such shareholder in writing that they desire to consider the purchase of such shares, said shares may be transferred without restriction. If, however, the shareholder is so

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notified, his shares may be sold and transferred to the trustees at whatever price is agreed upon. If, however, the shareholder is unwilling to accept the figure offered by the Trustees, such shares shall at the request of the shareholder be appraised by three persons; one appointed by the shareholder, one by the Trustees, and a third by the two so chosen, or if such third person cannot be agreed upon, by the President, for the time being, of the Old Colony Trust Co. The shareholder shall forthwith be notified of the result of such appraisal, and at any time within ten days from the receipt of such notice said shareholder may in writing withdraw his offer, whereupon such shares shall be subject to the original restrictions as to transfer. If said offer is not so withdrawn, such shareholder, upon payment or tender within thirty days of said appraisal, of a sum not less than the appraised value of said shares, shall assign, transfer and deliver said shares to the trustees or their nominee. If within said thirty days, the Trustees shall not pay, tender or offer such sum, the holder of such shares may transfer them without restriction.

     4. Any or all of the foregoing restrictions may be waived by the Trustees, and the certificate of the Treasurer or Secretary of such waiver, or of the compliance of a shareholder with the above requirements, shall be conclusive evidence thereof.

     5. The foregoing provisions as to the transfer of shares shall not apply to shares transferred by operation of law to the heirs, legatees, executors or administrators of any shareholder, but such heirs, legatees, executors or administrators shall hold such shares as may be issued to them subject to the terms and restrictions above set forth.

                                  ARTICLE VIII.
                            DECLARATION OF DIVIDENDS.

     1. In computing and determining the net profits of the trust, all taxes, whether levied under laws as now existing or hereafter enacted, shall be treated as expenses of the trust and be paid by the Trustees, and shall include all taxes, national, state or municipal, upon either the property or the income of the trust and also all taxes, national, state or municipal, upon the interest of a shareholder in the trust and the normal tax under the United States income tax law upon the income derived therefrom. The Trustees may in their absolute discretion retain from net profits such amount as they may deem necessary or advisable to pay present or future debts or expenses of the trust, to meet present or future obligations of the trust, to provide such surplus fund as they may deem desirable to use in the conduct or enlargement of its plants and stock or affairs and business, and may invest and reinvest amounts so retained or expend them in the business of the trust or in the acquisition of new property.

     2. Such portion of the net profits of the trust as the Trustees from time to time may determine shall be ratably divided among the shareholders of record at such time, not more than thirty days preceding the declaration of a dividend, as the Trustees may fix.

                                   ARTICLE IX.
                                NUMBER OF SHARES.

     1. The number of shares issuable hereunder by the Trustees, in the first instance, shall be determined by the Trustees. The shares shall be without par value.

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     2.  The Trustees may from time to time, with the consent of the holders of two-thirds in interest of the shares entitled to vote hereunder, evidenced by the consent in writing of the holders of such shares in person or by their attempts thereunto duly authorized, or by the vote of the holders of such shares in person or by proxy at a meeting duly called, the call for which contains specific notice of the proposition to be submitted, issue and dispose of additional shares or of preferred shares, for such purpose, on such terms and in such manner as the shareholders may determine or approve.

                                   ARTICLE X.
                             CERTIFICATES OF SHARES.

     1. Shares hereunder shall be evidenced by a certificate or certificates substantially in the form following:--

                           WILLIAM UNDERWOOD COMPANY.

     No. _____________                                    _____________  Shares.

         THIS CERTIFIES that __________________________________________ is the holder of ______________________________________________ shares of the beneficial interest in the property held an administered in trust by Trustees acting under the name of "William Underwood Company," and in accordance with and subject to a Declaration of Trust, dated January 1st, 1915, a copy of which is on file with the Old Colony Trust Company, and which is hereby referred to and made a part of this certificate. Except only as herein and as in said Declaration of Trust provided, this certificate confers no rights, powers, privileges or interest.

         The shares evidenced hereby are transferable only subject to the restrictions set forth on the reverse side of this certificate, to which the holder hereof by the acceptance of this certificate agrees to conform.

         IN WITNESS WHEREOF, the Trustees under said Declaration of Trust have caused their common seal to be hereto affixed and this certificate to be executed in their name and behalf by their President and Secretary this __________ day of __________, 19__.

         WILLIAM UNDERWOOD COMPANY,

         By
           ----------------------------
                             PRESIDENT.

           ----------------------------
                             SECRETARY.

         [REVERSE OF CERTIFICATE.]

     Here will be printed the restrictions stated in Article VII.

         I, ___________________________________________________________________,

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         Secretary/Treasurer of William Underwood Company, certify that the holder of this certificate has conformed to the foregoing provisions as to of the shares represented thereby.

         FOR VALUE RECEIVED,_______________________ hereby sells, assigns, transfers and delivers to ________________ the within [ ]shares of William Underwood Company, and requests that said transfer be recorded on the books of said Company.

         WITNESS my hand this _____________ day of ___________, 19__.
           __________________________________________

     2. The Trustees shall keep books of record of the certificates of share originally issued hereunder and of all transfers thereof. Upon any transfer thereof, a new certificate or new certificates shall be issued, being first recorded and signed by the persons appointed by the Trustees, and only shareholders whose certificates are so recorded shall be entitled to vote, or to collect dividends, or to otherwise exercise and enjoy the rights of shareholders.

     3. Each shareholder shall in writing notify the Treasurer of the Trustees of his post-office address,--which may be changed by a like notice,--and in the absence of any such notice from a shareholder his post-office address shall be taken to be Boston.

     4. In case of the loss, mutilation or destruction of a certificate, the Trustees may issue a new one upon such terms as they see fit.

                                   ARTICLE XI.
                                  FISCAL YEAR.

     The fiscal year of the Trustees shall end on the Saturday nearest December 31 of each year.

                                  ARTICLE XII.
                            MEETINGS OF SHAREHOLDERS.

     1. The Annual Meeting of Shareholders shall be held on the fourth Wednesday of March in each year at such time and place as the Trustees shall determine, provided that if no determination is made by the Trustees such meeting shall be held at the principal offices of William Underwood Company in Massachusetts at 11:00 a.m., or if not held for any reason on that day on such other day and at such place and time as may be fixed by the Trustees.

     2. At each annual meeting the Trustees shall make full report upon the affairs of the trust and upon its business and operations during the year preceding, together with a statement of its financial standing for the fiscal year, as shown by the books and accounts of the Treasurer.

     3. Special meetings of the shareholders shall be called by the Secretary or such person as the Trustees may designate at any time, upon the request of the President, the Treasurer, a

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majority of the Trustees, or the holders of ten per cent in interest of the shares issued and outstanding hereunder.

     4. At all meetings of the shareholders, each holder of shares shall be entitled to one vote for each share held by him (except shares held for the account of the trust).

     5. Any shareholder may vote by proxy. Two-thirds in interest of the shares issued and outstanding hereunder and entitled to vote shall constitute a quorum at any shareholders' meeting, except that a lesser number may adjourn.

     6. Unless otherwise provided by the Trustees the Secretary of the Trustees shall be Secretary of the shareholders.

     7. the certificate of the Secretary of the Trustees, or of any person appointed Secretary pro tempore by vote of a majority in interest of the holders of shares issued hereunder and entitled to vote, shall be conclusive evidence of any vote or action of the shareholders stated in such certificate.

                                  ARTICLE XIII.
                        NOTICE OF SHAREHOLDERS' MEETINGS.

     Notice of any meeting of the shareholder shall be given by the Treasurer or Secretary by mail to each shareholder at his registered address at least five days before said meeting, and such notice shall contain a statement of the business to be transacted at such meeting.

                                  ARTICLE XIV.
                  CHANGE OR VACANCY IN OFFICE OF ALL TRUSTEES.

     1. The trust estate, upon the acceptance of the trust by any new Trustee or Trustees, shall vest in them or him and the continuing Trustees without any further act or conveyance. Any outgoing Trustee shall, however, execute any conveyance or instrument necessary or advisable to divest himself of any interest in the trust estate, and the trustees shall execute any deeds or instruments necessary or advisable to fully vest the trust estate in any new Trustee or Trustees or in the continuing Trustees.

     2. The Trustees in office at any time hereunder shall have all the powers and be subject to all the restrictions herein stated.

     3. In case for any cause there is a vacancy in the office of all the Trustees, a majority in interest of the shares issued hereunder and entitled to vote may by an instrument in writing signed by them in person or by proxy fill all such vacancies. Such instrument when filed with the Old Colony Trust Company of Boston shall be conclusive evidence of the due appointment of such Trustees.

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                                   ARTICLE XV.
           PROVISION FOR EXEMPTION OF TRUSTEES FOR ERRORS OF JUDGMENT

     The Trustees shall not b liable for errors of judgment either in holding property originally conveyed to them or in acquiring and afterwards holding additional property, or for any loss resulting from any investment, or from any act or omission to act performed or omitted by them in the execution of this trust in good faith. They shall not be liable for the acts or omissions of any office, agent or servant appointed by or acting for them, nor be obliged to give any bond to secure the due discharge of their trust, nor shall any Trustee be liable for any act of default of any other Trustee.

                                  ARTICLE XVI.
                               DURATION OF TRUST.

     This Trust shall continue in existence until terminated by the Shareholders in the manner provided in Article XVIII of the Declaration of Trust. At the termination of the trust, the Trustees shall wind up the affairs and business of the trust, and after paying and satisfying all obligations and liabilities thereof, shall divide the property then in their hands or its net proceeds ratably among the shareholders.

                                  ARTICLE XVII.
                             FILING OF DECLARATION.

     A copy of this Declaration of Trust certified by the Treasurer or Secretary shall be filed with the Old Colony Trust Company, in Boston, Massachusetts.

                                 ARTICLE XVIII.
                              AMENDMENTS OF TRUST.

     This Declaration of Trust shall be altered or amended or this trust terminated by the Trustees upon the vote of two-thirds in interest of the shares entitled to vote hereunder and voted by the holders thereof in person or by proxy at any meeting of the shareholders duly notified pursuant to Article XIII. by a call for such meeting in which it is specifically stated that such termination or such alteration or amendment is to be acted upon. In case of a vote in favor of such termination or of such alteration or amendment, as the case may be, the Secretary of such meeting shall certify such vote and any alterations or amendments so adopted in writing to the said Trustees, and the Trustees shall, if the vote is in favor of termination, proceed to wind up this trust, and in case such vote is in favor of alterations and amendments, shall embody the same in a Supplementary Declaration of Trust which they shall sign and deliver to said Old Colony Trust Company, and which, being so entrusted and delivered, shall be conclusive evidence of the due adoption by the shareholders of the alterations and amendments therein contained and thereafter shall have the same operation and effect as if originally embodied in this instrument.

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                                  ARTICLE XIX.
                            MERGER OR CONSOLIDATION.

     Notwithstanding any contrary provisions of this Declaration, the Trustees may merge or consolidate the trust with or into one or more corporations, if and to the extent permitted by, and with the same legal consequences as provided in, the laws of the jurisdictions of such other corporations governing mergers and consolidations. Upon the effectiveness of any such merger or consolidation, the assets and liabilities of each party to the transaction other than the surviving party in the merger or the resulting entity in the consolidation shall be transferred to, vested in and devolved upon such surviving party in the merger or resulting entity in the consolidation without further act or deed pursuant to the laws governing mergers and consolidations of the jurisdictions of such other corporations. Any such merger or consolidation shall be undertaken pursuant to Articles of Merger or Consolidation, as the case may be, between the trust and such other corporation or corporations which shall have been approved by at least two-thirds of the Trustees and shall have been consented to at a meeting of shareholders called for that purpose by the holders of at least two-thirds of the shares outstanding and entitled to vote at such meeting.

     The Articles of Merger or Consolidation shall set forth the terms and conditions of the merger or consolidation and other information which may be necessary or desirable in the judgment of the Trustees. Such Articles of Merger or Consolidation may provide that shareholders shall receive cash or other property in exchange for their shares of beneficial interest in such amount, per share, as shall be set forth in such Articles of Merger or Consolidation.

     IN WITNESS WHEREOF, the said Trustees above named have hereunto set their hands and common seal.

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